
<ARTICLE> 5
<LEGEND>
The schedule contains summary financial information extracted from the consolidated financial statements of CDI Corp. and Subsidiaries and is qualified in its entirety by reference to such financial statements. The schedule is restated to present earnings per share data in accordance with the provisions of Financial Accounting Standards Board Statement No. 128,
Earnings per Share, which became effective for years ending after December
15, 1997 and requires restatement of all prior periods presented.
</LEGEND>
<RESTATED>
<MULTIPLIER> 1000

<PERIOD-TYPE>                     6-MOS
<FISCAL-YEAR-END>                             DEC-31-1997
<PERIOD-END>                                  JUN-30-1997
<CASH>                                             13,076
<SECURITIES>                                            0
<RECEIVABLES>                                     267,943
<ALLOWANCES>                                        4,227
<INVENTORY>                                             0
<CURRENT-ASSETS>                                  325,601
<PP&E>                                             73,244
<DEPRECIATION>                                     46,826
<TOTAL-ASSETS>                                    381,230
<CURRENT-LIABILITIES>                             120,925
<BONDS>                                            51,032
<PREFERRED-MANDATORY>                                   0
<PREFERRED>                                             0
<COMMON>                                            1,992
<OTHER-SE>                                        198,489
<TOTAL-LIABILITY-AND-EQUITY>                      381,230
<SALES>                                                 0
<TOTAL-REVENUES>                                  738,605
<CGS>                                                   0
<TOTAL-COSTS>                                     567,641
<OTHER-EXPENSES>                                        0
<LOSS-PROVISION>                                        0
<INTEREST-EXPENSE>                                  1,492
<INCOME-PRETAX>                                    38,309
<INCOME-TAX>                                       15,362
<INCOME-CONTINUING>                                22,656
<DISCONTINUED>                                          0
<EXTRAORDINARY>                                         0
<CHANGES>                                               0
<NET-INCOME>                                       22,656
<EPS-PRIMARY>                                        1.14
<EPS-DILUTED>                                        1.14

